UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2026

SANGAMO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30171	68-0359556
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

501 Canal Blvd., Richmond, California 94804
(Address of principal executive offices) (Zip Code)

(510) 970-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	SGMO	Nasdaq Capital Market *

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

*

On April 28, 2026, Sangamo Therapeutics, Inc. (the “Company”) received a written notification from the Nasdaq Stock Market LLC (“Nasdaq”) of its determination to delist the Company’s common stock as a result of the Company’s ongoing failure to comply with Nasdaq’s minimum bid price requirement. The Company’s common stock was suspended from trading on Nasdaq, and began trading on the OTCQB Venture Market, on May 5, 2026. The Company requested, and completed, a hearing before a Nasdaq Hearings Panel for the purposes of appealing the delisting determination. The timely request for a hearing has stayed delisting but did not stay the trading suspension of the Company’s common stock. Following the filing of the Company’s voluntary petition for bankruptcy under Chapter 11 of the Bankruptcy Code, the Company’s common stock began trading on the OTCID Basic Market on June 24, 2026 under the symbol “SGMOQ”. The outcome of the Nasdaq appeal remains pending.

Item 4.01. Change in Registrant’s Certifying Accountant.

On June 25, 2026, the Audit Committee of the Board of Directors of Sangamo Therapeutics, Inc. (the “Company”) terminated the engagement of Ernst & Young LLP (“EY”) as the Company’s independent registered public accounting firm, following the Company’s previously announced filing of a voluntary petition (Case No. 26-10989) for relief under Chapter 11 of the Bankruptcy Code.

EY’s reports on the Company’s financial statements for the fiscal years ended December 31, 2024 and December 31, 2025 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except EY’s reports contained an explanatory paragraph regarding the Company’s ability to continue as a going concern.

During the Company’s fiscal years ended December 31, 2024 and December 31, 2025, and in the subsequent interim period through June 25, 2026, (i) there were no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K) with EY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of EY, would have caused EY to make reference to the subject matter of such disagreement in connection with its reports on the financial statements for such periods and (ii) there were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided EY with a copy of the disclosures made in this Current Report prior to its filing with the SEC and requested that EY furnish the Company with a letter addressed to the SEC stating whether EY agrees with the statements made herein. A copy of EY’s letter dated June 30, 2026 is attached as Exhibit 16.1 hereto.

At this time, a new independent registered public accounting firm has not been engaged.

Item 8.01. Other Events.

On June 24, 2026, the Company’s common stock began trading on the OTCID Basic Market under the symbol “SGMOQ”, following the Company’s previously announced filing of a voluntary petition for relief under Chapter 11 of the Bankruptcy Code. As noted above, the Company’s common stock remains listed on the Nasdaq Capital Market, as the delisting determination issued by Nasdaq on April 28, 2026 has been stayed pending the outcome of the Company’s appeal before the Nasdaq Hearings Panel.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

16.1	Letter from Ernst & Young LLP, dated June 30, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANGAMO THERAPEUTICS, INC.

Dated: July 1, 2026	By:	/s/ SCOTT B. WILLOUGHBY
	Name:	Scott B. Willoughby
	Title:	Chief Legal Officer and Corporate Secretary